SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Board Member

Effective October 18, 2012, Richard J. Rinberg resigned as the Chief Executive Officer of Zion Oil & Gas, Inc. (the “Company”).   Mr. Rinberg also resigned from the Company’s Board of Directors.

In connection with his resignation, on October 18, 2012, the Company and Mr. Rinberg entered into an agreement pursuant to which the Company agreed to remit to Mr. Rinberg a lump-sum payment of $137,500 representing six months current gross salary, approximately $17,000 in unused vacation days, as well as all other social benefits commonly remitted in Israel upon termination of employment. In addition, Mr. Rinberg will be able to exercise options to purchase up to 260,000 shares of the Company’s common stock previously issued to him, through their original exercise period. Under the agreement, Mr. Rinberg furnished to the Company a general release.

Appointment of Interim Chief Executive Officer

In connection with Mr. Rinberg’s resignation, the Board appointed, effective October 18, 2012, John Brown, age 72, as Interim Chief Executive Officer, pending the appointment of a permanent Chief Executive Officer or until otherwise determined by the Company’s Board of Directors. Mr. Brown is the founder of Zion and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000. He also served as the Company’s Chief Executive Officer until September 2004 and as President until October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valeron, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003 and is an officer and director of M&B Holding Inc. (a Nevada corporation) based in Dallas, Texas, and the sole shareholder of M&B General Contracting Inc. (a Delaware corporation). These companies primarily provide cement walls and floors for industrial buildings, office buildings and home developers. Prior to founding the Company, Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for many years. His efforts led to our obtaining, in May 2000, the Ma'anit License in the Joseph Project, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College.

No family relationship exists between Mr. Brown and any director or executive officer of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1          Agreement, dated as of October 18, 2012 between Zion Oil & Gas, Inc. and Richard Rinberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: October 19, 2012	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer